                                                                     EXHIBIT 4.6

                        COVAD COMMUNICATIONS GROUP, INC.

               AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT


     This Amended and Restated Stockholder Rights Agreement (the "AGREEMENT") is amended and restated as of March 11, 1998, by and among Covad Communications Group, Inc., a Delaware corporation (the "COMPANY"), and the individuals and entities listed on Exhibit A attached hereto (collectively, the "STOCKHOLDERS").
                   ---------

                                R E C I T A L S
                                ---------------

     A. The Company and the Stockholders are parties to that certain Stockholder Rights Agreement dated as of July 16, 1997, as amended by Amendment No. 1 thereto dated February 12, 1998 and as amended and restated by the Amended and Restated Stockholder Rights Agreement dated February 20, 1998 (the "PRIOR AGREEMENT").

     B. The Company is offering Units (the "High Yield Offering"), each consisting of $1,000 principal amount at maturity of 13.5% Senior Discount Notes due 2008 and warrants to purchase shares of Common Stock pursuant to a Purchase Agreement dated March 6, 1998 with Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated (the "Initial Purchasers").

     C. In order to consummate the High Yield Offering, the Company must amend this Agreement to, among other things, conform certain inconsistent registration rights of the Holders with rights proposed to be granted to the Initial Purchasers with respect to the aforementioned warrants.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree that the Prior Agreement is terminated and superseded in its entirety by this Agreement, and further agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the terms defined in
          -------------------
the preamble to this Agreement shall have the meanings given therein and the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean all shares of Common Stock of the Company.

          "COMMON WARRANTS" shall mean the warrants to purchase Common Stock of the Company issued to the Investors pursuant to the terms of the Subscription Agreement.

          "COMMON WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Common Warrants.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "HOLDER" shall mean any person who holds of record or holds an option or warrant for Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2 and Section 13 hereof.

          "INITIATING HOLDERS" shall mean any Holder or Holders of twenty percent (20%) or more of the then outstanding Registrable Securities.

          "INVESTORS" shall mean Warburg, Pincus Ventures, L.P., Crosspoint Venture Partners 1996 and Intel Corporation.

          "IPO" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the initial offer and sale of Common Stock for the account of the Company to the public with aggregate gross proceeds to the Company of not less than Fifteen Million Dollars ($15,000,000).

          "PREFERRED STOCK" shall mean the Series A Preferred, Series B Preferred and Series C Preferred.

          "REGISTRABLE SECURITIES" shall mean (i) all shares of Common Stock issued or issuable upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred; (ii) the Common Warrant Shares; and (iii) all shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

          The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Sections 5, 6 and 8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company which shall include any fees and disbursements for legal services provided by counsel for the Company on behalf of the Holders, blue sky fees and expenses for state qualifications or registrations, and the expense of any audit of the Company's fiscal year-end financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Company's counsel included in Registration Expenses, and the fees of one special counsel to the Holders, which shall be borne by the Company).

          "SENIOR NOTES" shall mean the 13.5% Senior Discount Notes due March 15, 2008 issued on March 11, 1998 as governed by the Indenture dated as of March 11, 1998 between the Company and The Bank of New York as Trustee.

          "SENIOR NOTE WARRANTS" shall mean the warrants issued in connection with the issuance of the Senior Notes on March 11, 1998 pursuant to the Warrant Agreement and any additional warrants issued pursuant to the terms of the Warrant Agreement.

          "SENIOR NOTE WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Senior Note Warrants.

          "SERIES A PREFERRED" shall mean shares of Series A Preferred Stock of the Company.

          "SERIES B PREFERRED" shall mean shares of Series B Preferred Stock of the Company.

          "SERIES C PREFERRED" shall mean shares of Series C Preferred Stock of the Company.

          "SERIES C WARRANTS" shall mean the warrants to purchase Series C Preferred issued to the Investors pursuant to the terms of the Subscription Agreement.

          "SHARES" shall mean all Registrable Securities and all Officers Common Stock.

          "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of March 11, 1998 by and between the Company and The Bank of New York as warrant agent.

          "WARRANT REGISTRATION RIGHTS AGREEMENT" shall mean the Warrant Registration Rights Agreement dated as of March 11, 1998 entered into among the Company and Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated.

          "WARRANTS" shall mean the Common Warrants and the Series C Warrants.

     2.   Restrictions on Transferability.  The Common Stock, the Preferred
          -------------------------------
Stock and the Warrants held by any Stockholder, and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend.  Each certificate representing the Common Stock or
          ------------------
the Preferred Stock held by any Stockholder, and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN STOCKHOLDER RIGHTS AGREEMENT AMONG THE HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, WHICH INCLUDES A VOTING AGREEMENT OF SUCH HOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(a) or the "no-action" letter referred to in Section 4(b) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k) or any successor rule, in which case no such opinion or "no-action" letter shall be required, and provided that the Company shall not be obligated to remove any such legends prior to the date of the release of the lock-up provisions set forth in Section 15 hereof following the initial public offering of the Company's Common Stock under the Securities Act.

     4.   Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 5, 6 or 8 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except (i) in transactions in compliance with Rule 144 promulgated under the Securities Act, (ii) for a transfer to a holder's majority owned subsidiary or an entity that directly or indirectly controls a majority of the voting securities of such holder, (iii) for a transfer to such holder's spouse, ancestors, descendants or a trust for any of their benefit, (iv) in transactions involving the distribution without consideration of Restricted Securities by a holder to any of its partners or retired partners or to the estate of any of its partners or retired partners, or
(v) repurchases by the Company of Common Stock issued to employees or directors of the Company pursuant to restricted stock purchase agreements (collectively, "EXEMPT TRANSACTIONS")) by either (a) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend after the date of the Company's initial public offering under the Securities Act if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Act or if such legend is no longer required pursuant to Rule 144(k) or any successor rule.

     5.   Requested Registrations.
          -----------------------

          (a) Request for Registration.  If at any time beginning at the earlier
              ------------------------
of (i) six months after the closing of a public offering by the Company of its Common Stock pursuant to a registration statement under the Securities Act and
(ii) the fourth anniversary of the date of this Agreement, the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to Registrable Securities held by such Initiating Holders the Company will:

              (i) promptly give written notice of the proposed registration to all other Holders; and

              (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities requested to be registered by the Initiating Holders and by any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company. In the event that holders of a majority of the outstanding Registrable Securities elect to limit the number of Registrable Securities to be registered, the number of shares that are included in the registration shall be allocated among all Holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder at the time of the filing of the registration statement.

          The Company shall file a registration statement covering the Registrable Securities to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders (in the event of an underwritten offering) a certificate signed by the representatives of the underwriters of the offering to which such registration statement relates, to the effect that market conditions are such that a delay in the filing of such registration statement is advisable (or, in the event of a non-underwritten offering, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company a delay in filing such registration statement is necessary in order to avoid a serious detriment to the Company), the Company shall have the right, exercisable on only one occasion in any twelve month period, to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders.

          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 5 after the Company has effected two such registrations pursuant to this Section 5 and such registrations have been declared or ordered effective by the Commission.

          Any registration statement filed pursuant to this Section 5(a) may, subject to the provisions of Section 5(b) below, include securities of the Company being sold for the account of the Company.

          (b) Underwriting.  If the Initiating Holders intend to distribute the
              ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5(a) and the Company shall include such information in the written notice referred to in Section 5(a)(i) above. The Company, together will all Initiating Holders proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company.

          Notwithstanding any other provision of this Section 5, if the managing underwriter(s) have informed the Company and the Initiating Holders in writing that in such underwriter's or underwriters' opinion the total number of securities which the Holders and any other person desiring to participate in such registration intend to include in such offering is such as to affect adversely the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the securities
                                                          -----
which have been requested to be included in such
registration by the Holders of Registrable Securities pursuant to this
Agreement and the Senior Note Warrant Shares sought to be included in such registration pursuant to the exercise of "piggy-back" registration rights under the Warrant Registration Rights Agreement pro rata between the Holders of Registrable Securities and the holders of Senior Note Warrant Shares based upon the aggregate amount of securities then held, (ii) second, provided that no
                                                   ------
securities sought to be included by the Holders of Registrable Securities and the holders of the Senior Note Warrant Shares have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such persons) and
(iii) third, provided that no securities of any other person sought to be
      -----
included therein have been excluded from such registration, securities to be offered and sold for the account of the Company.

          If the Company or any Holder in its sole discretion disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

     6.   Company Registration.
          --------------------

          (a) If, at any time, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (other than Holders of Registrable Securities) exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction involving the acquisition of a business (but not a Rule 145 Transaction designed solely to exchange restricted securities for registered securities in a manner that is the functional equivalent of registration rights), (iii) a registration on any registration form which does not permit secondary sales, or (iv) a registration relating solely to non-convertible debt securities of the Company, the Company will:

              (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within 30 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) If a registration statement under which the Company gives notice under Section 6(a)(i) is for an underwritten offering, and if the managing underwriter or underwriters of such underwritten offering have informed the Company and the Holders of Registerable Securities requesting inclusion in such offering, in writing, that in such underwriter's or underwriters' opinion the total number of securities which the Company, such Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the number of securities which it is so advised should be included in such registration; provided, however, that the number of Registrable Securities, together with Senior Note Warrant Shares and other securities which have been requested to be included in such registration pursuant to a contractual "piggy-back" right, shall not be reduced to less than 30% of the total number of securities included in such registration or underwriting. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (other than pursuant to the exercise of "piggy-back" rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to
                        -----
register, (ii) second, provided that no securities sought to be included by the
               ------
Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities and the holders of Senior Note Warrant Shares pro rata between the Holders of Registrable Securities and the holders of Senior Note Warrant Shares based upon the aggregate amount of securities then held, (iii) third, provided
                                                               -----
that no securities sought to be included by the Company, the Holders and the holders of Senior Note Warrant Shares have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the respective numbers of securities sought to be registered by such persons); (y) in cases not involving the registration for sale of securities for the Company's own account only or not for the account of any Holder, securities shall be registered in such offering in the following order of priority: (i) first, the
                                                                    ------
securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such person is a holder of Senior Note Warrant Shares, as among holders of Senior Note Warrant Shares there shall be no priority and Senior Note Warrant Shares sought to be included by holders thereof shall be included pro rata based on the respective numbers of securities sought to be registered by such persons), (ii) second, provided that no securities of
                                        ------
such person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities and the holders of Senior Note Warrant Shares pro rata between the Holders of Registrable Securities and the holders of Senior Note Warrant Shares based upon the aggregate amount of securities held, (iii) third, provided that no
                                               -----
securities of such person referred to in the immediately preceding clause (i) or of the Holders of Registrable Securities or of the holders of Senior Note Warrant Shares have been excluded from such registration, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the respective numbers of securities sought to be registered by such persons) and (iv) fourth, provided that no
                                                  ------
securities of any other person have been excluded from such registration, the securities which the Company proposes to register; and (z) in cases involving the registration for sale of securities for the account of any Holder of Registerable Securities, securities shall be registered in such offering in the following order of priority: (i) first, the securities which have been requested
                                 -----
to be included in such registration by the Holders of Registrable Securities and the holders of Senior Note Warrant Shares pro rata based upon the aggregate amount of securities then held, (ii) second, provided that no Senior Note
                                     ------
Warrant Shares or Registrable Securities have been excluded from such registration, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the respective numbers of securities sought to be registered by such persons) and
(iii) third, provided that no securities of any other person has been excluded
      -----
from such registration, the securities which the Company proposes to register.

          If, as a result of the provisions of this Section 6(b)), any Holder of Registerable Securities shall not be entitled to include all Registrable Securities in a "piggy-back" registration that such Holder of Registerable Securities has requested to be included, such Holder of Registerable Securities may elect to withdraw his request to include Registrable Securities in such registration.

     7.   Expenses of Registration.  The Company shall bear all Registration
          ------------------------
Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders, if any, whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered, provided, however, that if in such registration, the Company pays any expenses included in the defined term "Selling Expenses" for other security holders, the Company will pay such expenses for the Holders.

     8.   Registration on Form S-3.
          ------------------------

          (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the closing of the first registration of any securities of the Company on Form SB-2, S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Holders of Registrable Securities shall have unlimited rights to request from time to time registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders) provided that in each case the aggregate proceeds of such registration are expected to exceed $500,000; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 8 in any six (6) month period.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 8:

              (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty
(60) days of receipt of such request (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

              (iii) during the period starting with the date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iv) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve-month period.

     9.   Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company will keep each Holder who is entitled to registration rights hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (a) Except as otherwise provided herein, keep such registration effective for a period of six months or until such Holders, if any, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such six month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities to be listed on each securities exchange or interdealer quotation system on which the same securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

          (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

          (h) Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of

               (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

               (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of the financial statements) as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

          (i) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than nonsubstantive cover letters and the like;

          (j) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (k) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Sections 5 or 6 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions; and

          (l) From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder rights that are superior to, or which adversely affect, the rights given to the holders of Registrable Securities hereunder to require the Company to initiate registration of any securities of the Company or to require the Company, upon any registration of any of its securities, to include, among the securities that the Company is then registering, securities owned by such holder.

     10.  Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

          (c) Each party entitled to indemnification under this Section 10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     11.  Information by Holder.  Each Holder of Registrable Securities to be
          ---------------------
included in a registration referred to in this agreement shall furnish to the Company such information regarding such Holder, the securities to be offered and sold and the intended plan of distribution of the securities by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly advise the Company in writing of any material changes to such information while the registration is in effect.

     12.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration.

     13.  Transfer of Rights; Termination of Rights.
          -----------------------------------------

          (a) The rights to cause the Company to register a Holder's securities granted by the Company under this Agreement may be transferred or assigned by a Holder to a transferee or assignee of not less than five percent (5%) of the total outstanding number of Registrable Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement.

          (b) The rights granted pursuant to Sections 5 through 12 of this Agreement shall terminate as to any Holder at the later of (i) two years after the Company's IPO or (ii) at such time as such Holder may sell under Rule 144 in a three month period all Registrable Securities then held by such Holder.

     14.  "Lock-Up" Agreement.  Each Stockholder agrees, if requested by the
           ------------------
Company and an underwriter of Common Stock (or other securities) of the Company in connection with the IPO, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act relating to such IPO, provided that all officers and directors of the Company who then hold Common Stock (or other securities) of the Company enter into similar agreements, and provided further that, in no event, shall a Stockholder be prohibited from transferring or selling Common Stock or other securities of the Company to an affiliate of such Stockholder.

          Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period. The Company agrees that any release of shares subject to the foregoing lock-up agreement shall be made on a pro rata basis among all Stockholders based upon their percentage ownership of the outstanding shares of Common Stock of the Company. Any shares so released shall be subject to the provisions of Section 4 hereof.

     15.  Preemptive Rights.
          -----------------

          (a) New Issuances.  The Company hereby agrees not to issue or sell any
              -------------
"NEW SECURITIES" (as defined in this Section 15) in a transaction in which the Company receives any consideration other than cash without the prior written consent of holders of a majority of the outstanding shares of Series B Preferred and Series C Preferred. The Company hereby grants to the Investors a right (the "PREEMPTIVE RIGHT") to purchase all or any part of their pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue solely for cash. Such pro rata share, for purposes of this Preemptive Right, is the ratio of (x) the sum of the number of shares of Common Stock then held by such Investor immediately prior to the issuance of the New Securities, assuming the full conversion of any Preferred Stock held by such Investor (but not including options or warrants to acquire Common Stock or Preferred Stock), to (y) the total number of shares of Common Stock then outstanding immediately prior to the issuance of the New Securities, assuming the full conversion of outstanding Preferred Stock (but not including options or warrants to acquire Common Stock or Preferred Stock). This Preemptive Right shall be subject to the following provisions:

          (i) "NEW SECURITIES" shall mean any Common Stock  or Preferred Stock
               --------------
of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" does not include the following:

               (A) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement;

               (B) shares or options granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans approved by at least 80% of the members of the Board of Directors;

               (C) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend or recapitalization by the Company (in which case, all numbers of shares and per share amounts referenced in this Section 15(a)(i) will be adjusted accordingly);

               (D) the Warrants or shares of Series C Preferred or Common Stock issuable upon exercise thereof; or

               (E) the Senior Note Warrants issued in connection with the issuance of Senior Notes and the Senior Note Warrant Shares issued upon exercise thereof.

       (ii) In the event that the Company proposes to undertake an issuance of New Securities for cash, it shall give each Investor written notice (the "NOTICE") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) business days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Investor fails to agree to purchase its full pro rata share within such twenty (20) business day period, the Company will give each Investor who did so agree (the "ELECTING STOCKHOLDERS") notice of the number of shares that were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Stockholders shall have five (5) business days from the date of receipt of such notice to agree to purchase all or any share of such Electing Stockholders pro rata share of the New Securities not purchased in response to the Notice.

       (iii) In the event that any New Securities subject to the Preemptive Right are not purchased by the Investors within the twenty (20) business day plus five (5) business day period specified above, the Company shall have ninety
(90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Investors were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first again offering such New Securities to the Investors in the manner provided above.

          (iv) This Preemptive Right is nonassignable except to any transferee to whom registration rights may be transferred under this Agreement.

          (v) This Preemptive Right shall terminate as to any Investor (or any transferee or assignee of such Investor) at such time as such Investor ceases to own any Series B Preferred and Series C Preferred or Common Stock issued upon conversion of the Series B Preferred and Series C Preferred and shall terminate as to all Investors immediately prior to the closing of an IPO.

     16.  Rights of First Refusal and Co-Sale Respecting Shares.
          -----------------------------------------------------

          (a) Rights of First Refusal and Co-Sale.
              -----------------------------------

              (i) In the event that a Stockholder proposes to sell or otherwise transfer any shares of stock of the Company, or any interest in such shares ("TRANSFER SHARES"), now held by or hereafter acquired by such Stockholder (the "SELLING STOCKHOLDERS") to any person or entity, the Company and the other Stockholders shall have a right of first refusal on the terms described below to purchase the Transfer Shares proposed to be transferred, and each of the other Stockholders shall have a right of co-sale on the terms described below. At least twenty-five (25) business days before the date of a sale or transfer of Transfer Shares, the Selling Stockholder shall give a written notice (the "TRANSFER NOTICE") simultaneously to the Company and to each of the other Stockholders at such Stockholder's address as shown on the Company's records. The Transfer Notice shall describe in detail the proposed transfer, including the number of Transfer Shares proposed to be transferred, the proposed transfer price or consideration to be paid, the address of the Selling Stockholder proposing to transfer shares, and the name and address of the proposed transferee (the "TRANSFEREE").

          (ii) The Company shall have ten (10) business days following receipt of the Transfer Notice to agree to purchase all or any portion of the Transfer Shares at the price and upon the terms specified in the Transfer Notice by giving written notice to the Selling Stockholder and stating the number of shares to be purchased. If the Company fails to deliver notice of its intent to purchase all of the Transfer Shares within such ten (10) day period, the Selling Stockholder shall give each of the other Stockholders notice of the number of shares which the Company did not elect to purchase. Such notice may be by telephone if followed by written confirmation in two (2) days. The other Stockholders shall each have five (5) business days from receipt of such notice to agree to purchase all or any portion of their respective First Refusal Pro Rata Shares (as hereinafter defined) of such Transfer Shares which the Company did not elect to purchase, by giving written notice to the Selling Stockholder and stating the number of shares to be purchased. If any Stockholder fails to deliver notice of its intent to purchase all of its First Refusal Pro Rata Share of the Transfer Shares which the Company did not elect to purchase, the Selling Stockholder shall give Warburg notice of the number of shares the Stockholders did not elect to purchase. Such notice may be by telephone if followed by written confirmation in two (2) days. Warburg shall have five (5) business days from receipt of such notice to agree to purchase all or portion of such remaining Transfer Shares, by delivering written notice to the Selling Stockholder and stating the number of shares to be purchased. Any Transfer Shares purchased by the Company or the Stockholders pursuant to this Section 16(a)(ii) are hereinafter referred to as the "UNSOLD TRANSFER SHARES."

               (iii) Each Stockholder shall have the right to sell to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Stockholder, to the Selling Stockholder) not more than its Co-Sale Pro Rata Share (as hereinafter defined) of the Unsold Transfer Shares subject to the Transfer Notice on the terms set forth in the Transfer Notice. If the consideration to be paid by the Transferee is of a nature that cannot be given to the Stockholders, then each Stockholder shall have the right to sell its Co-Sale Pro Rata Share of the Unsold Transfer Shares subject to the Transfer Notice to the Selling Stockholder at the fair market value per share of such consideration. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Purchaser exercising its right of co-sale hereunder, the Selling Stockholder shall not sell such prospective purchaser or purchasers any Transfer Shares unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from such other Stockholders for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice. A Stockholder shall exercise his right of co-sale by delivering a notice to the Selling Stockholder within five (5) business days after receipt by such Purchaser of notice from the Selling Stockholder stating the number of Unsold Transfer Shares such Stockholder desires to sell.

               (iv) Each Stockholder's "FIRST REFUSAL PRO RATA SHARE" is the ratio of (i) the total number of shares of Common Stock held by such Stockholder as of the date of the Transfer Notice (after giving effect to the conversion of all shares of Preferred Stock held by such Stockholder) to (ii) the number of shares of Common Stock held by all Stockholders other than the Selling Stockholder as of such date (after giving effect to the conversion of all shares of Preferred Stock held by all Stockholders).

               (v) Each Stockholder's "CO-SALE PRO RATA SHARE" is the ratio of (i) the total number of shares of Common Stock of the Company held by such Stockholder as of the date of the Transfer Notice (after giving effect to the conversion of all shares of Preferred Stock held by such Stockholder) to (ii) the number of shares of Common Stock held by all Stockholders as of such date (after giving effect to the conversion of all shares of Preferred Stock held by all Stockholders).

          (b)  Transfer of Shares Upon Failure to Exercise Right of Co-Sale.
               ------------------------------------------------------------
Subject to the rights of the Company Stockholders who have elected to exercise rights of first refusal or co-sale, the Selling Stockholder may, not later than sixty (60) days following delivery to the Company and each of the Stockholders of the Transfer Notice, conclude a transfer of any or all of the Transfer Shares covered by the Transfer Notice on terms and conditions substantially similar to those described in the Transfer Notice. Any proposed transfer on terms and conditions materially different than those described in the Transfer Notice, as well as any subsequent proposed transfer of any of the Transfer Shares by the Selling Stockholder, shall again be subject to the rights of first refusal and rights of co-sale and shall require compliance by the Selling Stockholder with the procedures described in this Section.

          (c)  Binding Effect of Right of Co-Sale.  The rights of first refusal
               ----------------------------------
and co-sale shall be binding upon any transferee of Transfer Shares other than a transferee acquiring Transfer Shares in a transaction which complies with this Section.

          (d) Termination of Right of Co-Sale.  Notwithstanding anything in this
              -------------------------------
Section to the contrary, the rights of first refusal and of co-sale shall terminate on the earlier of (i) the closing date of the Company's IPO; or (ii) as to any Stockholder at such time as such Stockholder holds less than 2.5% of the total number of shares of Common Stock held by all Stockholders (after giving effect to the conversion of all shares of Preferred Stock held by all Stockholders).

          (e) Exceptions.  Without regard and not subject to the provisions of
              ----------
this Section, each Stockholder may transfer all or part of its Shares pursuant to Section 4 above in an Exempt Transaction; provided, however, that this Agreement shall be binding upon each transferee in any such Exempt Transaction and, prior to the completion of such transfer, each transferee or his or her legal representative shall have executed documents in form and substance satisfactory to the Company and to a majority in interest of the Investors evidenced by their written acknowledgment of such satisfaction, assuming the obligations of the Transferring Stockholder under this Agreement with respect to the Transfer Shares. Such Transfer Shares shall remain subject to this Section hereunder, and references to the "Stockholders" hereunder shall be deemed thereafter to apply to and include the transferor or transferees of any such shares.

          (f) Conditions to Exercise of Rights.  Exercise of the Stockholder's
              --------------------------------
rights under this Section shall be subject to and conditioned upon, and the Selling Stockholder and the Company shall use their best efforts to assist the Stockholders in, compliance with applicable laws.

          (g) Transferability.  The rights of first refusal and co-sale rights
              ---------------
granted to the Stockholders pursuant to this Section shall be transferable only to a transferee to whom registration rights may be transferred hereunder and who following such transfer will hold no less than 2.5% of the total number of shares of Common Stock held by all Stockholders (after giving effect to the conversion of all shares of Preferred Stock held by all Stockholders).

     17.  Certain Rights.
          --------------

          (a) Basic Financial Information.  The Company will furnish the
              ---------------------------
following reports to each Investor (or its representative) so long as such Investor owns Preferred Stock (or Common Stock issued upon conversion of such Preferred Stock):

              (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, consolidated statements of income and cash flow and notes thereto (including notes with respect to each department or operating entity) of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing that are among the six largest accounting firms in the United States selected by the Company and approved by its Board of Directors.

               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, an unaudited consolidated balance sheet and an unaudited statement of cash flows of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income of the Company and its subsidiaries for such period and for the current fiscal year to date, in each case with comparable prior periods, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail, including any material discrepancies between the results reported and the Company's budgeted projections for the period, as well as other financial or business events of material importance, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

               (iii) As soon as practicable after the end each month in each fiscal year of the Company, and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of income and cash flows and notes thereto (including notes with respect to each department or operating entity) and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

               (iv) Annually (but in any event at least 30 days prior to the commencement of each fiscal year of the Company) the yearly budget and operating plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which plan shall include projected statements of income and cash flow for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such plan shall be delivered to the Investors as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

               (v) Access to the Company's and its subsidiaries' books, records and facilities during normal business hours, and reasonable access to the Company's officers to discuss the Company's and its subsidiaries' accounts, finances and affairs.

     The provisions of this Section 17(a) shall not be in limitation of any rights that the Stockholders may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts; and, in the event that the Company is unable to comply with the provisions of Section 17(a), the Board of Directors of the Company shall, by resolution duly adopted, authorize and cause a firm of independent public accountants of nationally recognized standing that is among the six largest accounting firms in the United States to prepare promptly and furnish such information to the eligible Stockholders at the Company's expense.

     From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the information required pursuant to this
Section 17(a), Company may furnish to the Investors copies of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and such other information or interim reports as it provides to all stockholders.

          (b)  Transfers of Rights.  The rights granted to the Investors under
               -------------------
Section 17(a) hereof may be transferred or assigned by an Investor to any transferee or assignee of any Shares to whom registration rights may be assigned provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned.

     18.  Board Representation and Voting of Shares.
          -----------------------------------------

          (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Preferred Stock or Common Stock (for purposes of this Section 18, the "Voting Stock") owned by such Stockholder, or over which such Stockholder has voting control, and otherwise use such Stockholder's respective best efforts, so as to fix the number of directors constituting the Board of Directors of the Company at seven (7) and to elect as members of said Board (i) three persons designated by the Investors, of which two persons shall be designees of Warburg and one person shall be a designee of Crosspoint; provided, however, that so long as Crosspoint's aggregate investment in the Company is less than $5,000,000, if Crosspoint fails to invest on a pro rata basis with Warburg in a subsequent equity financing of the Company, the Crosspoint designee shall resign and his or her vacancy shall be filled by, and the third such person shall be, a person mutually designated by Warburg and the Company; (ii) two persons who are senior officers of the Company, one of whom shall be the Chief Executive Officer of the Company; and (iii) one person mutually designated by Warburg and the Company. The directors initially designated by the Investors are Joseph Landy, Henry Kressel and Rich Shapero, the directors initially designated by the Company are Charles McMinn and Daniel Lynch and the director initially designated by Warburg and the Company is Frank Marshall.

          (b) The Company shall provide the Stockholders with prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected and the Investors shall notify the Company in writing, prior to such mailing, of the persons designated by the investors as nominees for election as directors. If the Investors shall fail to give notice to the Company as provided above, it shall be deemed that the designees of the Investors then serving as directors shall be their designees for reelection.

          (c) The Stockholders shall not vote to remove any director designated pursuant to this Agreement, except for bad faith or wilful misconduct.

          (d) In the event of any vacancy in the Board, such vacancy shall be filled by a person designated as provided in Section 18(a) above.

          (e) In the event any shares of Preferred Stock, Common Stock or other voting securities are issued by the Company to any Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares Preferred Stock, Common Stock or voting securities, such additional shares of Preferred Stock, Common Stock or voting securities, as the case may be, shall be voted, or consent in respect thereof shall be given, in accordance with the provisions of this Agreement.

          (f) The voting agreements contained in this Section 18 shall terminate in its entirety July 16, 2007. Notwithstanding the foregoing, the provisions of this Agreement shall no longer be applicable in respect of any Stockholder at such time as such Stockholder shall cease to own any Voting Stock of the Company.

          (g) The voting agreements contained in this Section 18 are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

          (h) Each and every transferee or assignee of the Voting Stock from any Stockholder shall be bound by and subject to all the terms and conditions of this Section 18. So long as the provisions of this Section 18 are in effect, the Company shall require, as a condition precedent to the transfer of any Voting Stock covered by this Section 18, that the transferee agrees in writing to be bound by, and subject to, the terms and conditions of this Section 18 as provided in this Section 18 and to ensure that Stockholder's transferees of the Voting Stock shall be likewise bound.

          (i) Each of the parties acknowledge that all other parties hereto will be irreparably damaged in the event that the provisions of this Section 18 are not specifically enforced. Accordingly, should any dispute arise pursuant to this Section 18, the parties agree that a decree of specific performance shall be an appropriate remedy. Such remedy shall be cumulative and shall be in addition to any other remedies which any party may have at law or in equity.

     19.  Visitation.  The Company shall permit each Investor (or a
          ----------
representative thereof), so long as such Investor owns no less than five percent (5%) of the total number of shares of Preferred Stock outstanding, during such periods as no designee of such Investor is a member of the Company's Board of Directors, to attend all meetings of the Board of Directors and committees thereof and will provide to such Investor copies of written materials provided to all members of the Board of Directors at the same time and in the same manner that such materials are provided to the members of the Board of Directors.

     20.  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     21.  Entire Agreement.  This Agreement and the other documents delivered
          ----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     22.  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     23.  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by First Class mail, postage prepaid, addressed (a) if to a Stockholder, at the Stockholder's address as set forth on Exhibit A hereto, or (b) if to any other holder of any
                ---------
securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, to Covad Communications Group, Inc., 3560 Bassett Street, Santa Clara, CA 95054, and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Stockholders.

     24.  Amendments or Waivers.  This Agreement may not be amended, waived,
          ---------------------
discharged or terminated other than by written instrument signed by the Company and (a) holders of more than a majority of the outstanding Registrable Securities (on an as-converted to Common Stock basis).

     25.  Waiver of Conflict.  Each party to this Agreement that has been or
          ------------------
continues to be represented by Wilson Sonsini Goodrich & Rosati P.C., counsel to the Company, hereby acknowledges that Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California requires an attorney to avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each such party gives his or its informed written consent to the representation of the Company by Wilson Sonsini Goodrich & Rosati P.C. in connection with this Agreement and the transactions contemplated hereby.

     26.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by fewer than all of parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     27.  Confidentiality.  Each party hereto agrees that, except with the prior
          ---------------
written permission of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COVAD COMMUNICATIONS GROUP, INC.


                              By:    /s/ Timothy Laehy
                                     -------------------------------

                              Name:  Timothy Laehy
                                     -------------------------------

                              Title: Chief Financial Officer
                                     -------------------------------


                              WARBURG, PINCUS VENTURES, L.P.

                              By: Warburg, Pincus & Co., its General Partner


                                    By: /s/ Stephen Distler
                                        ----------------------------
                                                  Partner




                              CROSSPOINT VENTURE PARTNERS 1996


                              By:   /s/ Rich Shapero
                                    --------------------------------

                              Name: Rich Shapero
                                    --------------------------------

                              Title: General Partner
                                     -------------------------------

                              INTEL CORPORATION


                              By: /s/ Arvind Sodhani
                                 -----------------------------------
                              Name: Arvind Sodhani
                                    --------------------------------
                              Title: Treasurer
                                     -------------------------------



                 [Stockholder Rights Agreement Signature Page]

                              /s/ Charles J. McMinn
                              _______________________________________
                              Charles J. McMinn

                              /s/ Dhruv Khanna
                              _______________________________________
                              Dhruv Khanna

                              /s/ Charles Haas
                              _______________________________________
                              Charles J. Haas


                              /s/ Duncan M. Davidson
                              ---------------------------------------
                              Duncan M. Davidson

                              /s/ Daniel Lynch
                              _______________________________________
                              Daniel Lynch

                              /s/ Rex Cardinale
                              _______________________________________
                              Rex Cardinale

                              /s/ Frank Marshall
                              _______________________________________
                              Frank Marshall

                              /s/ Timothy Laehy
                              _______________________________________
                              Timothy P. Laehy



                 [Stockholder Rights Agreement Signature Page]

                                   EXHIBIT A
                           SCHEDULE OF STOCKHOLDERS

HOLDERS OF COMMON STOCK                               NUMBER OF SHARES
-----------------------                               ----------------
Charles McMinn                                            1,000,000
24627 Olive Tree Lane
Los Altos Hills, CA  94024

Dhruv Khanna                                              1,000,000
742 Alester Ave.
Palo Alto, CA  94303

Charles J. Haas                                           1,000,000
10533 Esquire Place
Cupertino, CA 95014

Duncan Davidson                                             196,568
415 Camberly Way
Redwood City, CA 94061

Daniel Lynch                                                 48,000
25660 La Lanne Court
Los Altos Hills, CA 94022

Rex Cardinale                                               375,000

Frank Marshall                                               48,000
20100 Hill Avenue
Saratoga, CA  95070

Timothy P. Laehy                                            115,000

HOLDERS OF SERIES A PREFERRED STOCK                   NUMBER OF SHARES
-------------------------------------                 ----------------

Charles McMinn                                               50,000
24627 Olive Tree Lane
Los Altos Hills, CA  94024

Dhruv Khanna                                                 50,000
742 Alester Ave.
Palo Alto, CA  94303

Charles J. Haas                                              50,000
10533 Esquire Place
Cupertino, CA 95014

Daniel Lynch                                                100,000
25660 La Lanne Court
Los Altos Hills, CA 94022

HOLDERS OF SERIES B PREFERRED STOCK               NUMBER OF SHARES
-----------------------------------               ----------------
Warburg, Pincus Ventures, L.P.                    4,000,000
c/o E.M. Warburg, Pincus & Co., LLC
466 Lexington Avenue
New York, NY 10017-3147

Crosspoint Venture Partners 1996                  1,000,000
The Pioneer Hotel Building
2925 Woodside Road
Woodside, CA  94062

Intel Corporation                                   666,667
2200 Mission College Boulevard
Santa Clara, CA 95052-8199

Frank Marshall                                       33,334
20100 Hill Avenue
Saratoga, CA  95070


HOLDERS OF SERIES C PREFERRED STOCK               NUMBER OF SHARES
-----------------------------------               ----------------

Intel Corporation                                 120,048
2200 Mission College Boulevard
Santa Clara, CA  95052-8199

                                      -2-